                                  COMPANIES ACT

                                   -----------

                            COMPANY LIMITED BY SHARES

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                            MEMORANDUM OF ASSOCIATION

                                       OF

                   SUPERANNUATION MEMBERS' HOME LOANS LIMITED

                                  -------------

1.       The name of the Company is Superannuation Member's Home Loans Limited.

2. The objects for which the Company is established are all or any of the following:-

         (a) To purchase or otherwise acquire, hold, exchange, deal with and dispose or any shares, stocks, debentures, debenture stock, bonds, scrip or other securities of or issued by any company or association or any government or other authority, supreme, municipal, local or otherwise, and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

         (b) To carry on business as importers and exporters, merchants, manufacturers, dealers, brokers and agents.

         (c) To acquire, hold, dispose of and deal in all kinds of real and personal property.

         (d) To let, manage and develop any land building or property and to collect rents or income and to supply to tenants, occupiers and other all manner of services and amenities.

         (e) To carry out building, construction and engineering works of every description.

         (f) To undertake and execute trusts and agencies of all kinds, and to accept money, securities and property of all kinds for safe custody or otherwise.

         (g) To promote, subsidise and aid chemical, scientific, technical and industrial studies, research, investigation and invention.

         (h) To undertake any transaction and carry on any business commonly undertaken or carried on by financiers, bankers, underwriters, concessionaires, contractors or capitalists and to transact and carry on all kinds of guarantee, agency, commission and mercantile business.

         (i) To promote, establish, provide, contribute to, assist, subsidize or manage any superannuation and pension funds, profit sharing, share investment or other schemes for the benefit of employees or ex-employees, Directors or ex-Directors, or officers or ex-officers of the Company or any associated company or their predecessors __ business or the dependants or connections of any such persons, and to grant pensions, bonuses, allowances or gratuities to any employee or ex-employee, Director or ex-Director or officer or ex-officer of the Company or of any associated company or to the dependants or connections of any such persons and to make payments towards insurance and to lend money to the Company's or to any associated company's employees to enable them to purchase shares of the Company or of any associated company and to formulate and carry into effect any schemes for sharing profits of the Company or of any associated company or any of them and generally to promote the welfare of the employees of the Company and any associated company and their dependants and connections in any manner that may be thought expedient. For the purposes of this paragraph the term "associated company" shall include any company which by virtue of sub-section (5) of Section 6 of the Companies Act 1961 is deemed to be related to the Company.

         AND IT IS HEREBY DECLARED that the Company shall have power to carry out and perform any of the matters mentioned above and in the Third Schedule to the Companies Act 1961 (whether in one or different paragraphs) apart from any other of the said matters and that none of the above descriptions shall be limited or restrained by reference by reference to the name of the Company or to matters of the same or similar kind elsewhere in this Clause or in the said Schedule referred to or shall be otherwise limited or restrained by any other part of this Clause or the said Schedule nor by any inference to be drawn from such other part and so that wherever such construction is possible the objects and powers specified in this Clause and in the said Schedule may be construed in as wide a sense as if each of the paragraphs hereof and thereof____________.

                  "That the provisions of the Memorandum of Association of the company be altered by increasing the authorized capital of the company from 10,000 $1.00 ordinary shares to 1,000,000 $1.00 ordinary shares by the creation of 990,000 $1.00 ordinary shares."

WE, the several persons whose names, addresses and occupations are subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

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Names, Addresses and Occupations of      Signatures of Subscribers              Number of Shares taken by each
Subscribers                                                                     Subscriber
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CERCHE Mark Nicholas                     Signed:   Mark Nicolas                 One
6 Glyndon Road,                                    Cerche
Camberwell,
Victoria,
Solicitor.

GALBRAITH Colin Robert                   Signed:   Colin Robert                 One
102 Wright Street                                  Galbraith
Middle Park,
Victoria,
Solicitor
DATED this 22nd day of January 1982.
                                                                 Witness to above Signatures:
                                                                 Signed:  John P. Angus
                                                                          40 Collier Crescent,
                                                                          West Brunswick,
                                                                          Victoria,
                                                                          Articled Clerk

                             ARTICLES OF ASSOCIATION
                             -----------------------

                                       OF

                   SUPERANNUATION MEMBERS' HOME LOANS LIMITED

                           A COMPANY LIMITED BY SHARES
                           ---------------------------

1.       PRELIMINARY

         Definitions
         -----------

         1.1 The following words have these meanings in these Articles unless the contrary intention appears.

         "Articles" means these articles of association as altered or added to from time to time and a reference to a provision of these Articles is a reference to that provision as altered or added to from time to time.

         "Alternate Director" means a person appointed as alternate director under Article 21.

         "Auditor" means the auditor for the time being of the Company.

         "Call" includes an installment of a call.

         "Chairman" means the chairman of the board of directors of the Company and "Deputy Chairman" means the deputy chairman of the board.

         "Charge" includes a mortgage.

         "Committee" and "Committee of Directors" means any Director or Directors acting as a committee of Directors.

         "Company" means Superannuation Members' Home Loans Limited.

         "Director" means a director of the Company, and where appropriate includes an Alternate Director.

         "Directors" means all or some of the Directors acting as a board.

         "Executive Director" means a person appointed as executive director under article 20.

         "Managing Director" means a person appointed as managing director under article 20, and where appropriate includes an assistant managing director or an acting managing director.

         "Member" means a person for the time being entered in the Register as a member of the Company.

         "Memorandum" means the memorandum of association of the Company as altered or added to from time to time.

         "Paid", in relation to Shares and capital, includes credited as paid.

         "Register" means the register of Members kept in accordance with the Corporations Law, and where appropriate include a branch register.

         "Registered Office" means the registered office for the time being of the Company.

         "Related Body Corporate" and "Subsidiary" have the same meanings as in the Corporations Law.

         "Representative" means a representative appointed by a Member under section 249(3).

         "Seal" means the common seal of the Company and any duplicate common seal or official seal of the Company.

         "Secretary" means a person appointed as a secretary of the Company, and where appropriate includes an acting secretary and a person appointed by the Directors to perform all or any of the duties of a secretary of the Company.

         "Share" means share in the capital of the Company, and includes stock except where a distinction between stock and shares is expressed or implied.

         Interpretation
         --------------

         1.2 In these Articles unless the contrary intention appears:

             (a) the word person includes a firm, a body corporate, an unincorporated association or an authority;

             (b) the singular includes the plural and vice versa;

             (c) where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

             (d) a reference to writing includes typewriting, printing, telex, telegram, facsimile and other modes of representing or reproducing words in a visible form;

             (e) a reference to a section is a reference to a section of the Corporations Law; and

             (f) a reference to the Corporations Law, or to a provisions of the Corporations Law, means the Corporations Law or that provision as amended from time to time, or any statute, code or provision enacted in its place, whether by the State of Victoria or the Commonwealth of Australia, and includes regulations and other instruments under it.

         1.3 Headings are inserted for convenience and do not affect the interpretation of these Articles.

         1.4 Powers conferred on the Company, the Directors, a Committee of Directors, a Director or a Member may be exercised at any time and from time to time.

         Table A not to apply
         --------------------

         1.5 The regulations contained in Table A in Schedule 1 to the Corporations Law do not apply to the Company.

2.       SHARES

         Issue of Shares and grant of options
         ------------------------------------

         2.1 Subject to the Corporations Law, these Articles and any special rights conferred on the holders of any Shares or class of Shares:

             (a) all unissued Shares including new Shares created on an increase of capital are under the control of the Directors;

             (b) the Directors may allot or otherwise dispose of them with such preferred, deferred or other rights are subject to such restrictions as to dividends, voting, return of capital, payment of Calls or otherwise to such persons, on such terms and at par or at a premium or at a discount as they think fit;

             (c) the Directors may on the issue of Shares differentiate between the holders as to the amount of Calls to be paid and the times of payment; and

             (d) the Directors may grant to any person an option over Shares at par or at a premium and during such time and for such consideration as they think fit.

         Preference Shares
         -----------------

         2.2 The Company may not issue any preference Shares nor may any issued Shares be converted into preference Shares unless the rights of the holders of the preference Shares with respect to repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting, and priority of payment of capital and dividend in relation to other Shares or other classes of preference Shares are set out in these Articles.

         2.3 If the Company proposes to issue preference Shares or to convert Shares into preference Shares and those preference Shares are to rank equally with or in priority to preference Shares already issued, unless that is expressly permitted by the terms of issue of the preference Shares already issued, the issue or conversion is to be deemed an alteration of the rights attached to the preference Shares already issued and article 9 applies.

         2.4 Subject to the Corporations Law, the Company may issue preference Shares which are, or at the option of the Company are to be, liable to be redeemed on such terms and in such manner as the Directors determine before the issue.

         Commission and brokerage
         ------------------------

         2.5 Subject to Section 204, the Company may pay a commission in consideration of the payee subscribing or agreeing to subscribe whether absolutely or conditionally for Shares or procuring or agreeing to procure subscriptions whether absolute or conditional for Shares.

         2.6 Subject to section 204, the Company may also pay brokerage.

         2.7 Commission or brokerage may be paid or satisfied in cash, Shares or debentures, but the commission and brokerage must not exceed 10% of the total amount payable on allotment [______] Shares in respect of which the commission or brokerage is paid.

         Interest on share capital
         -------------------------

         2.8 The Company may pay interest on share capital in the cases and on the conditions set out in section 202, but interest so paid to the holders of preference Shares is to be deemed to satisfy wholly or pro tanto any dividend on the preference Shares for the period for which it is paid.

         Joint holders
         -------------

         2.9 If two or more persons are registered as the holders of a Share they are to be deemed to hold it as joint tenants with right of survivorship, subject to articles 3.6, 13.2 and 29.2 and these provisions:

             (a) they and their respective legal personal representatives are to be deemed liable severally as well as jointly in respect of all payments which ought to be made in respect of the Share;

             (b) subject to article 2.9(a), on the death of any one of them the survivor or survivors are the only person or persons whom the Company may recognize as having any title to the Share, but the Directors may require such evidence of death as they think fit; and

             (c) any one of them may give effectual receipts for any dividend or other distribution.

         Shares held on trust
         --------------------

         2.10 Subject to sections 209, 213 and 724 and to these Articles other than article 2.11, the Company may treat the registered holder of a Share or, except in the case of one of several joint holders, the Member's legal personal representative, as the absolute owner of the Share and is not, except as ordered by a court of competent jurisdiction or as required by statute, bound to recognize any equitable or other claim to or interest in a Share on the part of any other person even when the Company has notice of it.

         2.11 Shares held by a trustee may with the consent of the Directors be marked in the Register in such a way as to identify them as being held subject to the relevant trust, but nothing in article 2.11 derogates from article 2.10.

3.       CERTIFICATES

         3.1 A Member is entitled free of charge to one certificate for all the Shares of one class registered in the Member's name or to several certificates each for a reasonable number of Shares forming part of the Member's holding.

         3.2 A Share certificate must:

            (a) be under the common seal or duplicate common seal of the Company or, in the case of a Share certificate relating to Shares on a branch register, the common seal or duplicate common seal or official seal of the Company;

            (b) be signed in manuscript or by mechanical means in accordance with article 24.7; and

            (c) comply with section 1087 and be delivered in accordance with section 1096.

         3.3 If a certificate is worn out or defaced on its production to the Company the Directors may order it to be cancelled and if cancelled, the Directors must issue a duplicate certificate in its place.

         3.4 If a certificate is lost or destroyed, on application to the Company by the owner in accordance with section 1089 the Directors must subject to that section, and in any other case may, issue a duplicate certificate in its place.

         3.5 A fee of such amount not exceeding the prescribed amount referred to in section 1089 as the Directors determine may be charged for a duplicate certificate.

         3.6 A certificate for Shares registered in the names of two or more persons may be delivered to any one or more of them.

4.       CALLS

         Power to make Calls
         -------------------

         4.1 The Directors may make such Calls as they think fit in respect of any money unpaid on Shares (whether on account of the nominal value of the Shares or by way of premium) and not by the conditions of issue made payable at fixed times and a Member must pay the amount of a Call so made by the time and at the place appointed by the Directors.

         Time of Call
         ------------

         4.2 A Call is to be deemed made when the resolution of the Directors authorizing the Call is passed and may be made payable by installments.

         Notice of Call
         --------------

         4.3 Not less than 14 days' written notice of a Call must be given specifying the time and place for payment.

         Revocation or extension
         -----------------------

         4.4 Before the time for payment the Directors may by written notice to the Members on whom the Call was made revoke the Call or extend the time for payment.

         Default in payment
         ------------------

         4.5 If a Call is not paid by the time and at the place for payment the holder for the time being of the share on which the Call was made must if so required by the Directors pay interest on the amount unpaid in respect of the Call at the rate of 18% per annum or such lesser rate as the Directors determine, from the time appointed for payment to the time of actual payment and must pay any expenses incurred by the Company because of non-payment.

         4.6 [_______] whose Shares are forfeited or sold to enforce a lien ceases to be a Member in respect [______] Shares and must surrender the certificate for the Shares to the Company, but until the Company receives the full amount of the Call, interest to the date of receipt and expenses that person remains liable to pay them to the Company.

         Actions for recovery
         --------------------

         4.7 In an action or other proceedings for the recovery of a Call it is sufficient, and conclusive, evidence of the debt to prove that:

             (a) the name of the defendant is entered in the Register a share holder or one of the holders of the share in respect of which the Call is claimed;

             (b) the resolution making the Call is recorded in the minute book; and

             (c) notice of the Call was given to the defendant in accordance with these Articles, and it is not necessary to prove the appointment of the Directors who made the Call or any other matter whatever. In this article "defendant" includes a person against whom a set-off or counter-claim is alleged by the Company and "action or other proceedings for the recovery of a Call" is to be interpreted accordingly.

         Prepayment
         ----------

             4.8 The Directors may accept from a Member all or part of the moneys unpaid on Shares held by the Member beyond the amount actually called or, in the case of a Call payable by installments, called and payable and the Company may pay interest on the money advanced or so much of it as from time to time exceeds the amount called or called and payable at such rate as the Member and the Directors agree, but:

             (a) the Directors may repay all or any part of the money advanced after giving the Member 3 months' notice in writing; and

             (b) if capital is paid in advance that capital does not confer a right to participate in profits.

         Other payments on Shares deemed Calls
         -------------------------------------

         4.9 If by the conditions of issue of a Share or otherwise an amount is made payable in one sum or by installments whether on account of the amount of the Share or by way of premium, the sum or installment is payable by the registered holder for the time being as if it were a Call duly made by the Directors and of which due notice had been given and all the provisions of these Articles as to Calls and the consequences of non-payment of them (including forfeiture, lien and sale) relate to the sum or installment accordingly.

5.       FORFEITURE AND LIEN

         Lien for unpaid Calls
         ---------------------

         5.1 Subject to the Corporations Law, the Company has a first and paramount lien for unpaid Calls over the specific Shares on which Calls are made and on the proceeds of any sale of those Shares and the lien extends to all dividends and distributions from time to time declared or made in respect of them, but:

             (a) if the Company registers a transfer of a Share over which it has a lien without giving notice of the lien to the transferee, that Share is discharged from the lien; and

             (b) the Directors may declare a Share to be wholly or in part exempt from a lien.

         Notice to pay unpaid Call
         -------------------------

         5.2 If a Member fails to pay a Call by the time and at the place appointed for payment the Directors may give the Member notice in writing:

             (a) requiring the Member to pay the Call together with any interest as provided in Article 4.5 and any expenses incurred by the Company because of non-payment;

             (b) specifying a time not earlier than 14 days from the date of the notice and a place by and at which the Call, interest and expenses must be paid; and

             (c) stating that in the event of non-payment by that time and at that place the Shares on which the Call was made may be forfeited or sold without forfeiture to enforce any lien of the Company over them as the Directors determine.

         Forfeiture
         ----------

         5.3 If the Member does not comply with the requirement in the notice, the Directors may forfeit all or any of the Shares in respect of which the notice was given by a resolution to that effect or sell them without forfeiture to enforce any lien of the Company over them in such manner and on such terms as they think fit.

         5.4 If a Share is forfeited, notice of the forfeiture must be given to the Member in whose name it stood immediately before forfeiture and an entry of the forfeiture and its date must be made promptly in the Register.

         5.5 Forfeiture includes all dividends and other distributions declared or to be made in respect of the forfeited Share and not actually paid or distributed before forfeiture.

         5.6 The Directors may before a forfeited Share is sold or re-allotted annul its forfeiture on such terms as they think fit.

         5.7 Subject to the Corporations Law, a forfeited Share is to be deemed the property of the Company and the Directors may sell or re-allot it in such manner and on such terms as they think fit.

         5.8 If a forfeited Share is sold or re-allotted or a Share is sold without forfeiture to enforce a lien, any suplus after satisfaction of the Call, interest to the date the consideration is received and expenses must be paid to the Member in whose name the Share stood immediately before the forfeiture or sale, the Member's legal personal representative or assigns or as the Member directs.

         5.9 On a sale or re-allotment after forfeiture or a sale to enforce a lien:

             (a) the name of the person to whom the Shares are sold or re-allotted must be entered in the Register in respect of them and in the case of a sale the Directors may appoint a person to execute an instrument of transfer of the Shares sold;

             (b) the person to whom the Shares are sold or re-allotted is not bound to see to the regularity of the proceedings in relation to the forfeiture, sale or re-allotment or the sale without forfeiture of the Shares or to the application of the consideration and that person's title to the Shares is not affected by any act, omission or irregularity in those proceedings;

             (c) a statement signed by two Directors and the Secretary that the Shares have been regularly forfeited and sold or re-allotted or regularly sold without forfeiture to enforce a lien is conclusive evidence of that as against all persons claiming to be entitled to the Shares; and

             (d) the remedy of a person aggrieved by the forfeiture, sale or re-allotment or sale without forfeiture of a Share is in damages only and against the Company exclusively.

         Company's rights to recover payments
         ------------------------------------

         5.10 If a law in force anywhere in the world imposes or purports to impose an immediate or future or possible liability on the Company to make a payment, or empowers or purports to empower a government or taxing authority or government official to require the Company to make a payment, in respect of a Share or a Member or of any actual or contingent or prospective interest, dividend or other distribution or money and whether in consequence of the death of a Member, non-payment of any tax or duty by a Member or the Member's legal personal representative or otherwise and including but not limited to a law assessing income tax against the Company in respect of any such interest, dividend or other distribution or moneys:

             (a) the Member or legal personal representative and each person claiming under the Member or legal personal representative are jointly and severally indebted to the Company for an amount equal to the payment and must if so required by the Directors indemnify the Company in advance;

             (b) the Company may sue for that amount or indemnity in any court of competent jurisdiction and has the same rights in respect of the amount as it would have if the amount were an overdue Call duly made by the Directors, payable when demand was first made for the amount or indemnity and of which due notice had been given; and

             (c) all the provisions of these Articles as to Calls and the consequences of non-payment of them (including lien and sale but not forfeiture) relate to that amount accordingly.

         5.11 Article 5.10 does not prejudice or affect any right or remedy which any such law may confer or purport to confer on the Company or which the Company may otherwise have against the Member or legal personal representative or a person claiming under the Member or legal personal representative and as between the Company and the Member or legal personal representative and each such person any such right or remedy purportedly conferred is to be deemed conferred effectively.

         5.12 Subject to the Corporations Law, the Directors may accept the surrender of any Share and any Share surrendered may be disposed of by the Directors in the same manner as a forfeited Share.

6.       TRANSFER OF SHARES

         Registration
         ------------

         6.1 A transfer of Shares must not be registered unless there has been lodged with the Company a proper instrument of transfer duly stamped if necessary, executed by the transferor and executed by the transferee except where execution by the transferee is rendered unnecessary by statute.

         6.2 In the case of a transfer of partly paid Shares the transfer may not be registered unless it is endorsed by, or accompanied by an instrument executed by, the transferee to the effect that the transferee agrees to accept the Shares subject to the terms on which the transferor held them and to become a Member and be bound by the Memorandum and these Articles.

         6.3 The transferor remains the holder of the Shares and the Member in respect of them until the name of the transferee is entered into the Register.

         6.4 No fee will be charge on the registration of a transfer of Shares or other securities.

         Instrument of transfer
         ----------------------

         6.5 Subject to any applicable law an instrument of transfer must be in a usual or common form or in any other form acceptable to the Directors generally or in a particular case and must be delivered to the Company for registration accompanied by the certificate for the Shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor and the transferor's right to transfer the Shares.

         6.6 An instrument of transfer which is registered must be retained by the Company, but an instrument of transfer which the Directors decline to register must (except in the case of fraud) be returned on demand to the person depositing it.

         6.7 There shall be no restriction on the transfer of fully paid up Shares except that the Directors may decline to register any transfer of Shares upon which the Company has a lien. The Directors may also refuse to register more than three persons as the joint holders of any shares except in the case of executors or trustees of a deceased holder. If the Directors refuse to register a transfer of any shares they shall within two months after the date of lodgment of the transfer send to the transferee notice of refusal.

         6.8 A transfer may not be made to a Subsidiary of the Company or knowingly registered in favor of an infant or person of unsound mind, but the Directors are not bound to inquire as to the age or soundness of mind of a transferee.

         6.9 Except for the legal personal representatives or the trustees of the estate of a deceased Member, the Company is not bound to register more than 3 persons as joint holders.

         Transfer of stock
         -----------------

         6.10 Subject to article 6.11, if Shares have been converted into stock the holders of the stock may transfer the stock or any part of it in the same manner and subject to the same regulations as and subject to which the Shares from which the stock was converted might before conversion have been transferred or as nearly as circumstances admit.

         6.11 The Directors may fix the minimum amount of stock transferable and direct that fractions of [_______] or of a lesser amount may not be dealt with except at their discretion in any particular case.

         Closing Register
         ----------------

         6.12 The Company may close the Register for a period or periods not exceeding in the aggregate 30 days in any calendar year.

         Certification of transfers
         --------------------------

         6.13 The Company may, on a person depositing with it an instrument of transfer signed by the intending transferor and accompanied by the certificate for the Shares, certify the instrument of transfer by endorsing on it the words "certificate lodged" or words to like effect and a period of certification and issue to the person depositing it a certificate for the balance of the Shares comprised in the certificate but not in the instrument of transfer.

         6.14 Each such certification must be signed by a Director or the Secretary or otherwise authenticated in such manner as the Directors prescribe.

         6.15 The Company must retain the certificate deposited until registration of the certified instrument of transfer or until the end of the period of certification (whichever is the earlier) and afterwards return it or a certificate for the balance of the Shares comprised in it to the person who deposited it with the Company.

         6.16 If a certified instrument of transfer is worn out, defaced, lost or destroyed the Company may:

             (a) on application by the person who deposited it made in like manner and on like terms as if the certified instrument of transfer had been a share certificate to which article 3.3 applied, certify a further transfer of the Shares comprised in it; or

             (b) refuse to certify a further instrument of transfer or to register a transfer of the Shares comprised in the certified instrument of transfer until after the period of certification.

7.       TRANSMISSION OF SHARES

         7.1 A person ("transmittee") becoming entitled to a Share in consequence of the death or bankruptcy of a Member or a vesting order may, on producing such evidence that the transmittee has the character in respect of which the transmittee proposes to act under article 7.1 or of the transmittee's title as the Directors think sufficient, either be registered as the holder of the Share or subject to the provisions of these Articles as to transfers transfer the Share.

         7.2 A person ("transmittee") lawfully administering the estate of a Member under provisions of a law relating to mental health or the administration of the estates of patients or infirm persons may, on producing such evidence that the transmittee has the character in respect of which the transmittee proposes to act under article 7.2 as the Directors think sufficient, subject to the provisions of these Articles as to transfers transfer any Share registered in the name of that Member.

8.       INCREASE, REDUCTION AND ALTERATION OF CAPITAL

         8.1 The Company in general meeting may alter the conditions of its Memorandum in any one or more of the ways set out in section 193.

         Increase of capital
         -------------------

         8.2 Subject to their terms of issue, new Shares created on an increase of capital are to be deemed part of the original capital and are subject to all the provisions of these Articles as to the payment of Calls, transfer and transmission, forfeiture, lien and otherwise.

         Reduction of capital
         --------------------

         8.3 Subject to article 9, the Company may by special resolution reduce its share capital, any capital redemption reserve or any share premium account in any manner authorized by law.

         Share buy-back
         --------------

         8.4 Subject to the Corporation Law the Company may buy or agree to buy ordinary Shares in itself on terms decided by the Directors. This article ceases to have effect on the day 3 years after the latest of the incorporation of the Company, the insertion of this article and the last renewal of this article.

         Rights attached to stock
         ------------------------

         8.5 A holder of stock has according to the amount of stock held the same rights as to dividends, voting at meetings of the Company and other matters as if the holder held the Shares from which the stock was converted and no right (except as to participation in dividends and profits and in the assets on winding up) is attached to an amount of stock which would not, if existing in Shares, have that right attached.

         8.6 A conversion into stock or re-conversion into Shares does not affect or prejudice any preferred or other special rights attached to the Shares or stock converted or re-converted.

9.       ALTERATION OF RIGHTS

         9.1 If, because of the issue of preference Shares or otherwise, share capital is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of three quarters of the issued Shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the Shares of that class.

         9.2 The provisions of these Articles relating to general meetings apply so far as they are capable of application and with the necessary changes to every separate meeting of the holders of a class of Shares except that:

             (a) a quorum is constituted by 2 persons who, between them, hold or represent as proxy, attorney or Representative one third of the issued Shares of the class; and

             (b) any holder of Shares of the class, present in person or by proxy, attorney or Representative may demand a poll.

         9.3 The rights conferred on the holders of the Shares of any class are not to be deemed varied or abrogated by the creation or issue of further Shares ranking equally with the first-mentioned Shares unless otherwise expressly provided by the terms of issue of the Shares of that class.

10.      BORROWING POWERS

         10.1 Subject to the Corporations Law, the Directors may exercise all the Company's powers to borrow and raise money and secure any debts, liabilities, contracts or obligations incurred or undertaken by the Company in such manner and on such terms as they think fit and in particular may accept deposits, issue perpetual or redeemable debentures and give a Charge or other security over the whole or any part of the Company's undertaking and property (present and future) including its uncalled and called but unpaid capital for the time being.

         10.2 If any uncalled capital is included in a security:

              (a) the Directors may by instrument under the Seal authorize the person in whose favor the security is executed or any other person in trust for that person to make Calls on the Members in respect of that uncalled capital and the provisions of these Articles as to Calls apply with the necessary changes to Calls made under that authority, which may be made exercisable conditionally or unconditionally, presently or contingently and to the exclusion of the Directors' powers or otherwise and is assignable if so expressed; and

              (b) a person taking a subsequent security takes that security subject to the earlier security and may not by notice to Members or otherwise obtain priority over the earlier security.

         10.3 Debentures and other securities may be made assignable free from any equities between the Company and the holder for the time being and may be issued at a discount, premium or otherwise and with any special rights as to redemption, surrender, drawings, allotment of Shares, attending and voting at general meetings of the Company, appointment of Directors or otherwise.

         10.4 Subject to section 241, where a Director or other officer of the Company becomes personally liable for the payment of a sum primarily due from the Company, the Directors may execute or cause to be executed a Charge or other security over the whole or any part of the

Company's undertaking and property (present and future) including its uncalled and called but unpaid capital for the time being by way of indemnity to secure that person against any loss in respect of that liability.

11.      GENERAL MEETINGS

         Holding of Meetings
         -------------------

         11.1 Subject to the Corporations Law, a general meeting shall be held at least once in every calendar year and within the period of five (5) months after the end of the Company's financial year at such time as may be prescribed by the Directors.

         Power to convene general meeting
         --------------------------------

         11.2 A general meeting must be convened on such requisition or in default may be convened by such requisitionists as are provided by section 246. A requisition by joint holders of Shares must be signed by all such holders.

         11.3 The Directors may whenever they think fit convene a general meeting.

         11.4 If at any time there are not sufficient Directors capable of acting to form a quorum, a Director or any 2 or more members holding not less than 5% of the issued share capital of the Company may convene a general meeting of the Company at the cost of the Company.

         Notice of general meeting
         -------------------------

         11.5 Subject to the provisions of the Corporations Law as to short notice, not less than 14 days' notice of a general meeting, or in the case of a general meeting convened to consider a special resolution not less than 21 days' notice, must be given in writing to each Member.

         11.6 A notice convening a meeting of the Company or of any class of members must specify the place, day and hour of the meeting and in the case of special business the general nature of the special business to be dealt with at the meeting.

         Auditor's and Directors' rights to attend general meetings
         ----------------------------------------------------------

         11.7 The Auditor or an agent authorized by the Auditor in writing for the purpose is entitled to attend any general meeting, to receive all notices of an other communications relating to any general meeting which a Member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns the Auditor in that capacity, and is entitled to be heard notwithstanding that the Auditor retires at that meeting or a resolution to remove the Auditor from office is passed at that meeting.

         11.8 A Director is entitled to attend any general meeting, to receive all notices of and other communications relating to any general meeting which a Member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting.

         Cancellation or postponement of general meeting
         -----------------------------------------------

         11.9 Where a general meeting (including an annual general meeting) is convened by the Directors, they may, whenever they think fit, cancel the meeting or postpone the holding of the meeting to a date and time determined by them.

         11.10 Written notice of cancellation or postponement of a general meeting must be given to all persons entitled to receive notices of general meetings from the Company at least 3 days before the date for which the meeting is convened and must specify the reason for cancellation or postponement.

         11.11 A notice postponing the holding of a general meeting must specify:

              (a) a date and time for the holding of the meeting; and

              (b) a place for the holding of the meeting, which may be either the same as or different from the place specified in the notice convening the meeting.

         11.12 The number of days from the giving of a notice postponing the holding of a general meeting to the date specified in that notice for the holding of the meeting may not be less than the number of days' notice of the meeting required to given by these Articles or the Corporations Law.

         11.13 The only business that may be transacted at a general meeting the holding of which is postponed is the business specified in the notice convening the meeting.

         11.14 The accidental omission to give notice of the cancellation or postponement of a meeting to, or the non-receipt of any such notice by, any person entitled to notice does not invalidate that cancellation or postponement or any resolution passed at a postponed meeting.

         11.15 If:

               (a) by the terms of an instrument appointing a proxy or attorney or of an appointment of a Representative, a proxy or attorney or Representative is authorized to attend and vote at a general meeting to be held on a specified date or at a general meeting or general meetings to be held on or before a specified date; and

               (b) the date for holding the meeting is postponed to a date later than the date specified in the instrument of proxy, power of attorney or appointment of Representative,

         then, by force of this article, that later date is substituted for and applied to the exclusion of the date specified in the instrument of proxy, power of attorney or appointment of Representative, unless the Member appointing the proxy, attorney or Representative gives to the Company at its Registered Office notice in writing to the contrary not less than 48 hours before the time to which the holding of the meeting has been postponed.

         11.16 Articles 11.9 to 11.15 do not apply to a general meeting convened by the Directors in accordance with a requisition of members under article 11.1 or the Corporations Law.

12.      PROCEEDINGS AT GENERAL MEETINGS

         Business of annual general meeting
         ----------------------------------

         12.1 The business of an annual general meeting is to receive and consider the profit and loss account, the balance sheet and the reports of the Directors and the Auditor, and to transact any other business which under these Articles ought to be transacted at an annual general meeting.

         Special business
         ----------------

         12.2 All business other than that referred to in article 12.1 which is transacted at an annual general meeting and all business transacted at any other general meeting is special business.

         Quorum
         ------

         12.3 2 Members present in person or by proxy, attorney or Representative are a quorum at a general meeting.

         12.4 An item of business may not be transacted at a general meeting unless a quorum is present when the meeting proceeds to consider it, but if a quorum is present at the beginning of a meeting it is to be deemed present throughout the meeting unless the chairman of the meeting of the chairman's own motion or at the instance of a member, proxy, attorney or Representative who is present otherwise declares.

         12.5 If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

              (a) if convened on requisition of Members under section 246, is dissolved; and

              (b) in any other case stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Directors appoint by notice to the Members and others entitled to notice of the meeting.

         12.6 At any such adjourned meeting 2 persons each being a Member, proxy, attorney or Representative present at the meeting are a quorum and, if a quorum is not present within 15 minutes after the time appointed for the adjourned meeting, the meeting is dissolved.

         Chairman
         --------

         12.7 The Chairman is entitled to preside at general meetings, but if the Chairman is not present and able and willing to act within 15 minutes after the time appointed for a meeting or has signified an intention not to be present and able and willing to act, the following may preside (in order of entitlement): the Deputy Chairman, a Director chosen by a majority of the Directors present, the only Director present, a Member, proxy, attorney or Representative chosen by a majority of the Members, proxies, attorneys and Representatives present.

         12.8 If there is an equality of votes the chairman of the meeting has, both on a show of hands and at a poll, a casting vote in addition to any votes to which the chairman is entitled as a Member.

         How questions decided
         ---------------------

         12.9 Every question submitted to a meeting is to be decided by a show of hands, unless before or on the declaration of the result of the show of hands a poll is demanded by:

              (a) the chairman of the meeting;

              (b) not less than 5 Members present in person or by proxy, attorney or Representative and having the right to vote at the meeting; or

              (c) a Member or Members so present:

                 (i) representing not less than 10% of the total voting rights of all the Members having the right to vote at the meeting; or

                 (ii) holding Shares conferring a right to vote at the meeting on which an aggregate sum has been paid equal to not less than 10% of the total sum paid on all the Shares conferring that right,

              and the demand for the poll is not withdrawn.

         12.10 Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that the motion has been carried or carried unanimously or without dissent or by a particular majority or lost and an entry to that effect in the minutes of the meeting are conclusive evidence of that and it is not necessary to prove the number or proportion of votes cast in favor of or against the motion.

         12.11 If a poll is so demanded and the demand is not withdrawn, it must be taken in such manner and at such time and place and at once or after an interval or adjournment or otherwise as the chairman of the meeting then or subsequently determines and the result of the poll is to be deemed the resolution of the meeting at which the poll was demanded.

         12.12 A poll may not be demanded on the election of a chairman of a meeting and a poll demanded on a question of adjournment is to be taken at the meeting and without adjournment.

         12.13 A demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

         Objection to voting qualification
         ---------------------------------

         12.14 Objection may not be raised to the right of a person to attend or vote a meeting or adjourned meeting or to vote on a poll except at that meeting or adjourned meeting or when that poll is taken, and every vote not disallowed at the meeting or adjourned meeting or when the poll is taken is valid.

         12.15 If there is a dispute as to the admission or rejection of a vote, the chairman of the meeting must decide it and the chairman's decision made in good faith is final and conclusive.

         Adjournment
         -----------

         12.16 The chairman of a meeting may with the consent of the meeting adjourn the meeting from time to time and place to place, but the only business that may be transacted at an adjourned meeting is the business left unfinished at the meeting from which the adjournment took place and section 257 applies.

         12.17 If a meeting is adjourned for more than 15 days, notice of the adjournment must be given in accordance with article 11.5.

13.      VOTES OF MEMBERS

         Number of votes
         ---------------

         13.1 Subject to article 13.11 and to the rights and any restrictions attached to or affecting any class of Shares on a show of hands each person present as a Member, proxy, attorney or Representative has one vote, and on a poll each Member present in person or by proxy, attorney or Representative has one vote for each Share held by the Member.

         Joint holders
         -------------

         13.2 If there are joint holders of a Share, any one of them may vote at a meeting in person or by proxy, attorney or Representative in respect of that Share as if that holder were solely entitled to it, but if more than one is so present the Member whose name stands first in the Register in respect of the Share is alone entitled to vote in respect of it.

         13.3 Several legal personal representatives of a deceased Member in whose sole name a Share stands are for the purposes of article 13.2 to be deemed joint holders of it.

         Persons entitled on transmission
         --------------------------------

         13.4 A person ("transmittee") entitled under article 7 to transfer a Share may vote at a meeting or adjourned meeting or on a poll and exercise the entitlement under article 13.5 in respect of that Share as if the transmittee were the registered holder if:

             (a) the Directors have previously admitted the transmittee's rights to vote at that meeting or adjourned meeting or on that poll in respect of the Share; or

             (b) the transmittee satisfies the Directors of the transmittee's to transfer the Share at least 48 hours before the time appointed for the meeting, adjourned meeting or poll at or on which the transmittee proposes to vote in respect of the Share.

         Right to appoint proxy
         ----------------------

         13.5 A Member entitled to attend and vote at a meeting of the Company of any class of Members is entitled to appoint another person (whether a Member or not) as proxy to attend and vote in the Member's place at the meeting and a proxy has the same right as the Member to speak at the meeting.

         Instrument of proxy
         -------------------

         13.6 An instrument appointing a proxy must be in writing under the hand of the appointor or of the appointor's attorney duly authorized in writing or if the appointor is a body corporate under its common or official seal or the hand of its attorney so authorized and, if and to the extent that the Directors permit, may be in respect of more than one meeting.

         13.7 An instrument appointing a proxy must be in form acceptable to the Directors generally or in a particular case.

         Right to appoint attorney
         -------------------------

         13.8 A Member may be power of attorney duly executed in the presence of at least one witness and (if necessary) duly stamped appoint an attorney to act on the Members behalf at all or any meetings of the Company or of any class of Members.

         Receipt of proxy and other instruments
         --------------------------------------

         13.9 To be effective, an instrument appointing a proxy and any power of attorney under which it is executed or a copy (verified by statutory declaration as a true copy) of the power of attorney, or an instrument appointing an attorney under article 13.8, in either case together with such evidence of due stamping (if necessary) and execution and non-revocation of the power of attorney as the Directors may require, must be received by the Company at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, not less than 48 hours before the time appointed for the meeting or adjourned meeting or poll which the appointee proposes to attend or on which the appointee proposes to vote.

         Validity of vote in certain circumstances
         -----------------------------------------

         13.10 A vote cast by a proxy, attorney or Representative is valid notwithstanding the previous revocation of that person's authority by the death of the principal or otherwise and notwithstanding the transfer of the Shares in respect of which the vote is cast, unless an intimation in writing of the revocation or transfer has been received at the Registered Office or by the chairman of the meeting before the vote is cast.

         Effect of unpaid moneys
         -----------------------

         13.11 A Member holding Shares in respect of which any moneys due and payable to the Company have not been paid is not entitled to attend or vote at general meetings by virtue of holding those Shares, but if Shares in respect of which no moneys are due and payable to the Company are also held the Member is entitled to amend general meetings and vote in respect of them as if those Shares were the only Shares held.

14.      DIRECTORS

         Number of Directors
         -------------------

         14.1 The number of Directors must not be less than 4, or such greater number as the Company in general meeting determines from time to time.

         Eligibility
         -----------

         14.2 Neither a body corporate nor a natural person who has not attained the age of 18 years is eligible to be appointed or elected as a Director.

         No share qualification
         ----------------------

         14.3 A Director does not require a share qualification.

         Appointment
         -----------

         14.4 The Directors may appoint or the Company in general meeting may elect a person as a Director either to fill a casual vacancy or as an additional Director.

         14.5 Other Eligibility Requirements

              (a) Subject to the provisions of the Corporations Law a Director shall retire from office on July 1st in the year in which he attains the age of 72 years and no person over the age of 72 years shall be appointed or re-appointed a Director.

              (b) No person shall be eligible for appointment as a Director who is the Auditor or a partner or employer or employee of the Auditor or who is bankrupts or who has a current composition or arrangement with or an assignment of his estate for the benefit of his creditors or who is a patient or a mentally ill person or an incapable person within the meaning of these terms in the Mental Health Act of 1958 of the State.

              (c) No person other than a retiring Director shall be eligible for election as a Director at any general meeting unless he or some other member intending to propose him has at least eleven clear days before the meeting left at the Registered Office a notice in writing duly signed by the nominee giving his consent to the nomination and signifying his candidature for the office or the intention of such member to propose him provided that in the case of a person recommended by the Directors for election nine clear days' notice only shall be necessary.

15.      REMUNERATION AND EXPENSES

         15.1 Subject to article 15.2, the Directors are entitled to be paid out of the funds of the Company as remuneration for their services as Directors such sum accruing from day to day as the Company in general meeting determines but so determined their remuneration is to be an amount per annum determined by the Directors to be divided among them in such proportion and manner as they agree or in default of agreement equally.

         15.2 If the number of Directors in office is greater than the number in office when the Directors' remuneration was last determined (whether at a general meeting or under article 15.1) each additional Director is entitled, until the remuneration of the Directors is next determined, to be paid as remuneration for services as a Director an amount per annum obtained by dividing the aggregate amount paid to the other Directors as remuneration for their services as Directors divided by the number of the other Directors.

         15.3 If a Director at the request of the Directors performs additional or special duties for the Company, the Company may remunerate that Director by payment of a fixed sum or salary to be determined by the Directors and that remuneration may be either in addition to or in substitution for that Director's remuneration under the preceding articles.

         15.4 A Director is also entitled to be reimbursed out of the funds of the Company such reasonable traveling, accommodation and other expenses as the Director may incur when traveling to or from meetings of the Directors or a Committee or when otherwise engaged on the business of the Company.

16.      RETIREMENT BENEFIT

         16.1 A Director may be paid a retirement benefit, as determined by the Directors, in accordance with the Corporations Law.

         16.2 A retirement benefit includes any benefit paid to a Director in consequence of or in connection with the retirement or death of the Director or the termination of the Director's employment by the Company or any Related Body Corporate of the Company.

         16.3 Where a retirement benefit is payable in consequence of the death of a Director the payment may be made to the Director's widow or children or other person or persons who, in the opinion of the Directors, is or are at the time of the Director's death financially dependent on the Director, or to such of them in such shares as the Directors determine.

         16.4 The Directors are authorized to make arrangements with a Director with respect to the payment of a retirement benefit in accordance with article 16.

         16.5 The Company and the Director may enter into a contract for the purposes of providing for or giving effect to the payment of a retirement benefit in accordance with article 16.

17.      VACATION OF OFFICE AND CONFLICT OF INTEREST

         Vacation of office
         ------------------

         17.1 The office of a Director is automatically vacated if the Director:

              (a) ceases to be a Director by virtue of, or becomes prohibited from being a Director under these Articles or because of an order made under, the Corporations Law;

              (b) becomes bankrupt or insolvent or makes an arrangement or composition with creditors of the Director's joint or separate estate generally;

              (c) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under a law relating to mental health;

              (d) resigns office by notice in writing to the Company or refuse to act;

              (e) is absent from the meetings of the Directors for a continuous period of 3 months without leave of absence from the Directors; or

              (f) is removed from office by a resolution under article 17.2.

         17.2 The Company in general meeting may remove a Director from office and if thought fit elect another person in that Director's place in accordance with article 14.3.

         Director's interest
         -------------------

         17.3 Subject to the Corporations Law, no Director shall be disqualified by his office from contracting or entering into any arrangement with the Company either as vendor purchaser or otherwise nor shall any such contract or arrangement or any contract or arrangement entered into by or on behalf of the Company in which any Director be liable to account to the Company for any profit realized by any such contract or arrangement be reason of such Director holding that office or of the fiduciary relation thereby established by avoided but every Director shall observe the provisions of the Corporations Law relating to the disclosure of the interest of the Directors in contracts or proposed contracts with the Company to the extent to which a Director is thereby bound so to do. Subject to the provision of the Corporations Law not permitting interested Directors to vote in certain circumstances or be counted in a quorum, a Director shall be entitled as a Director vote in respect of any contract or arrangement or proposed contract or arrangement in which he is interested or in respect of any matter arising out of such a contract or arrangement proposed contract or arrangement. Subject to the Corporations Law a general notice by a Director that he is a member or officer of or is otherwise interested in any specified firm or corporation shall be a sufficient disclosure under this Article and after such general notice it shall not be necessary for such Director to give a special notice relating to any particular transaction with that firm or corporation. The provisions of this Article shall extend and apply to alternate Directors.

         17.4 A Director may, notwithstanding the Director's office and the fiduciary relationship established by it:

              (a) hold an office or place of profit (except that of Auditor) under the Company, a Related Body Corporate of the Company or any other body corporate in which the Company is a member or otherwise interested;

              (b) enter into a contract with the Company as vendor, purchaser or otherwise and participate in any association, institution, fund, trust or scheme for past or present employees or Directors of the Company, a Related Body Corporate of the Company or any of their respective predecessors in business or their dependents or persons connected with them; and

              (c) retain for the Director's own benefit any profit arising from any such office, place of profit or contract and any pension, allowance or other benefit received because of the participation.

         17.5 Subject to the Corporations Law, a contract entered into by or on behalf of the Company is not void or voidable by reason only that a Director is in any way directly or indirectly interested in it.

         17.6 An interested Director may attest the affixing of the Seal to a contract or any other document.

         17.7 In article 17, where the context admits, "contract" includes an arrangement and a proposed contract or arrangement.

18.      POWERS OF DIRECTORS

         The management of the business of the Company is vested in the Directors and they may exercise all such powers and do all such things as the Company is by its Memorandum or otherwise authorized to exercise and do and are not by these Articles or by statute required to be exercised or done by the Company in general meeting, subject nevertheless to the provisions of the Corporations Law and of these Articles but:

         (a) the Directors may not sell or dispose of the Company's main undertaking unless the sale or disposal is subject to ratification by the Company in general meeting; and

         (b) on a sale of the Company's main undertaking a commission or fee may not be paid to a Director unless the payment has been so ratified, and prior notification of the amount of the proposed payment has been given to all Members at least 7 days before the meeting at which it is to be ratified.

19.      PROCEEDINGS OF DIRECTORS

         Meetings
         --------

         19.1 The Directors may meet for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit.

         Quorum
         ------

         19.2 Until otherwise determined by the Directors 3 Directors present in person or by proxy are a quorum.

         19.3 Subject to the Corporations Law, an interested Director is to be counted in a quorum notwithstanding the Director's interest.

         Effect of vacancy
         -----------------

         19.4 The continuing Directors may act notwithstanding a vacancy in their number but, if and so long as their number is reduced below the minimum fixed by article 14.1, the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies to the extent necessary to bring their number up to that minimum or of summoning a general meeting.

         Conventing meetings
         -------------------

         19.5 A Director may, and the Secretary on the request of a Director must, convene a meeting of the Directors.

         19.6 A Director who is not in Australia is not entitled to notice of a meeting of Directors.

         Appointment of proxy
         --------------------

         19.7 A Director may attend and vote by proxy at a meeting of the Directors if the proxy is a Director and has been appointed by writing under the hand of the appointor or by telex, telegram, facsimile transmission or other form of visible communication from the appointor. Such an appointment may be general or for any particular meeting or meetings.

         Chairman
         --------

         19.8 The Directors may elect a Chairman and may determine the period during which he is to hold office.

         19.9 The Chairman is entitled to preside at meetings of the Directors but, if no Chairman is elected or if the Chairman is not present and able and willing to act within 15 minutes after the time appointed for a meeting or has signified an intention not to be present and able and willing to act, the Directors present shall choose one of their number to be Chairman of the Meeting.

         How questions decided
         ---------------------

         19.10 Questions arising at a meeting of the Directors are to be decided by a majority of votes and, except where only 2 Directors are present in person or by proxy and entitled to vote on a question, in the event of an equality of votes the chairman of the meetings has a second or casting vote.

         Committees
         ----------

         19.11 The Directors may delegate any of their powers to Committees consisting of such Director or Directors as they think fit and may revoke that delegation.

         19.12 A Committee in the exercise of the powers so delegated must conform to any regulations imposed by the Directors.

         19.13 Subject to article 19.12, the meetings and proceedings of a Committee consisting of 2 or more Directors are governed by the provisions of these Articles as to the meetings and proceedings of the Directors so far as they are applicable.

         Written resolution
         ------------------

         19.14 Subject to the Corporations Law, a resolution in writing signed by all the Directors who are for the time being in Australia or all the members of a Committee who are for the time being in Australia, in either case being at least a quorum, is as valid and effectual as if it had been passed at a meeting of the Directors or committee duly called and constituted and may consist of several documents in like form each signed by one or more of the Directors or members.

         Telephone meeting
         -----------------

         19.15 For the purposes of these Articles the contemporaneous linking together by telephone or other means of instantaneous communication ("telephone") of a number of the Directors being at least a quorum, whether or not any one or more of them is out of Australia, is to be deemed to constitute a meeting of the Directors and all the provisions of these Articles as to meetings of the Directors apply to such a meeting if the following conditions are met:

               (a) all the Directors entitled to notice of a meeting of the Directors received notice of the meeting and for this purpose notice of the meeting may be given on the telephone;

               (b) all the Directors wanting to take part in the meeting are linked by telephone for the purposes of the meeting; and

               (c) at the commencement of the meeting each Director taking part acknowledges the respective Director's presence for the purposes of the meeting to all other Directors taking part and acknowledges that the Director is able to hear each of the other Directors taking part.

         19.16 A Director may not leave a telephone meeting by disconnecting the telephone without the consent of the chairman of the meeting and a Director is to be deemed to be present and form part of the quorum throughout the meeting unless the Director has obtained the consent of the chairman of the meeting to leave the meeting.

         19.17 A minute of the proceedings at a telephone meeting is sufficient evidence of the proceedings and the observance of all necessary formalities if it is certified as a correct minute by the chairman of the meeting.

         Validity of acts of Directors
         -----------------------------

         19.18 All acts of the Directors, a Committee or a person acting as a Director or Committee or member of a Committee are valid notwithstanding that it is afterwards discovered that there was some defect in the appointment, election or qualification of them or any of them or that they or any of them were disqualified or had vacated office.

20.      MANAGING AND EXECUTIVE DIRECTORS

         Appointment and removal
         -----------------------

         20.1 The Directors may appoint one or more of their number to the office of Managing Director or Executive Director either for a fixed term or without limitation as to period of appointment but not for life, and may remove a person so appointed and appoint another instead.

         20.2 A Managing Director or Executive Director, subject to the provisions of any contract with the Company, is subject to the same provisions as to resignation and removal as the other Directors and automatically ceases to be a Managing Director or Executive Director on ceasing to be a Director.

         Remuneration
         ------------

         20.3 The remuneration of a Managing Director or Executive Director may be determined by the Directors in such manner as they think fit.

         Powers
         ------

         20.4 The Directors may confer on a Managing Director or Executive Director such of the powers conferred on the Directors by these Articles, for such time, to be exercised for such purposes, on such terms and with such restrictions as they think fit and all or any of those powers may be conferred collaterally with but not to the exclusion of the powers of the Directors and may be revoked or varied by the Directors.

21.      ALTERNATE DIRECTORS

         21.1 Subject to the Corporations Law, a Director ("appointor") may be writing under the appointor's hand or by telex, telegram, facsimile transmission or other form of visible communication, appoint a person approved by a majority of the other Directors to act as an

Alternate Director in the appointor's place whether for a stated period or persons or until the happening of a specified event or from time to time.

21.2     An Alternate Director:

               (a) may be removed or suspended from office by writing under the appointor's hand or by notice in writing from the appointor;

               (b) subject to these Articles is entitled to receive notice of meetings of the Directors and to attend and vote if the appointor is not present and, if also a Director in the Alternate Director's own right or Alternate Director for another Director as well, to have a separate vote on behalf of the appointor in addition to the Alternate Director's own or that other Director's vote;

               (c) may exercise all the powers except the power to appoint an Alternate Director and, subject to the Corporations Law, perform all the duties of the appointor in so far as the appointor has not exercised or performed them;

               (d) automatically ceases to be an Alternate Director if the appointor ceases to be a Director;

               (e) whilst acting as a Director is responsible to the Company for the Alternate Director's own acts and defaults and the appointor is not responsible for them;

               (f) may not receive any remuneration from the Company as a Director except for any special services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director; and

               (g) may not be taken into account separately from the appointor in determining the number of Directors.

22.      LOCAL MANAGEMENT

         22.1 The Directors may provide for the management and transaction of the affairs of the Company in a specified locality whether in Australia or abroad in such manner as they think fit and the provisions of articles 22.2 to
22.10 do not limit the generality of article 22.1.

         22.2 The Directors may establish local boards or agencies for managing any of the affairs of the Company in a specified locality and may appoint persons to be members of those local boards or managers or agents and may fix their remuneration.

         22.3 The Directors may delegate to a person so appointed any of the powers vested in the Directors other than the power to make Calls and may authorize the members of a local board or any of them to fill vacancies in it and to act notwithstanding vacancies.

         22.4 Any such appointment or delegation may be made on such terms as the Directors think fit and the Directors may remove a person so appointed and may revoke or vary any such delegation.

         Powers of attorney
         ------------------

         22.5 The Directors may be revocable or irrevocable power of attorney under the common seal of the Company appoint a person to be the attorney of the Company for such purposes and with such powers (not exceeding those conferred on the Directors by these Articles) and for such period and subject to such conditions as the Directors think fit.

         22.6 Any such appointment may be made in favor of the members or any of the members of a local board or in favor of a body corporate or of the members, directors, nominees or managers of a body corporate or firm or in favor of a fluctuating body of persons whether nominated directly or indirectly by the Directors and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with the attorney as the Directors see fit.

         22.7 Any such delegate or attorney may be authorized to sub-delegate all or any of the powers vested in that person.

         Branch registers
         ----------------

         22.8 The Company may exercise the powers conferred by section 262 and those powers are exercisable by the Directors.

         22.9 Subject to section 214, the Directors may make such provision as they think fit regarding the keeping of branch registers and the transmission of Shares between registers and may appoint such person as they think fit in any place where a branch register is kept to approve or reject transfers on that register.

         22.10 A person so appointed may in respect of transfers or other entries proposed to be registered in the branch register exercise all the powers of the Directors themselves were present and exercised them.

23.      SECRETARY

         A Secretary holds office on such terms and conditions, as to remuneration and otherwise as the Directors determine.

24.      AUTHENTICATION OF DOCUMENTS

         Company seals
         -------------

         24.1 The Company must have a common seal and may have:

              (a) a duplicate common seal, which is a facsimile of the common seal with the addition on its face of the words "Share Seal"; and

              (b) an official seal for use in any place outside Victoria, which is a facsimile of the common seal with the addition on its face of the name of every place where it may be used.

         24.2 The Directors must provide for the safe custody of all Seals in such manner as they think fit.

         Use of common seal or duplicate common seal
         -------------------------------------------

         24.3 The common seal or duplicate common seal may be affixed to a document only by the authority of the Directors or a Committee of the Directors authorized by the Directors in that regard.

         24.4 Every document to which the common seal or duplicate common seal is affixed must be signed by a Director and countersigned by the Secretary or a second Director or some other person appointed generally or in a particular case by the Directors for that purpose.

         Use of official seal
         --------------------

         24.5 An official seal may be affixed to a document only by the authority of the Directors or a Committee of the Directors or a local board in either case authorized by the Directors in that regard.

         24.6 Every document to which an official seal is affixed must be signed by a person appointed by the Directors to affix that official seal who must in writing under that person's hand certify on the document to which the official seal is affixed the date on which and the place at which it is affixed.

         Signatures by mechanical means
         ------------------------------

         24.7 The Directors may determine generally or in a particular case that the signature of a Director, Secretary or other person appointed by the Directors for the purpose of signing documents to which a Seal is affixed may be written by a specified mechanical means on documents which bear evidence of examination by the Auditor.

         Negotiable instruments
         ----------------------

         24.8 Cheques, bill of exchange, promissory notes and other negotiable instruments may be signed, accepted, drawn, made or indorsed on behalf of the Company in such manner and by such persons (whether Directors or officers of the Company or not) as the Directors determine but not otherwise.

25.      RESERVES

         25.1 The Directors may before declaring or paying a dividend set aside out of the profits of the Company such sum as they think proper as reserves to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may properly be applied.

         25.2 Pending any such application, the reserves may at the discretion of the Directors be used in the business of the Company or be invested in such investments as the Directors think fit.

         25.3 The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends, without transferring those profits to a reserve.

26.      DIVIDENDS

         Calculation and apportionment
         -----------------------------

         26.1 Subject to these Articles and the rights of the holders of Shares to which any special, preferential or qualified rights are attached, the profits of the Company which the Directors determine to distribute by way of dividend are to be applied in payment of dividends on the Shares in proportion to the amounts Paid on them respectively, but no moneys advanced in accordance with article 4.8 may be treated for the purposes of article 26.1 as paid on a Share.

         26.2 All dividends are to be apportioned and paid proportionately to the amounts Paid on the Shares during any portion or portions of the period in respect of which the dividend is declared, but where the conditions of issue of a Share provide that it is to rank for dividend as from a particular date that Share ranks for dividend accordingly.

         Directors' powers
         -----------------

         26.3 The power to declare dividends, pay interim dividends and fix the time for their payment is vested in the Directors.

         26.4 A dividend may be paid only out of the profits of the Company or in accordance with section 191 and does not bear interest against the Company.

         26.5 A declaration by the Directors as to the amount of the profits available for dividend is conclusive and binding on all Members.

         Payment
         -------

         26.6 Dividends, interest and other amounts payable in cash by the Company to a Member or in respect of Shares may be paid by cheque or warrant to or to the order of the Member, payee or person to whom the cheque or warrant is given or posted in accordance with article 29.

         26.7 A transfer of Shares does not pass the right to a dividend or other distribution declared or made on them after the transfer and before its registration.

         Retention
         ---------

         26.8 The Directors may retain dividends and other distributions payable or distributable on Shares over which the Company has a lien and may apply them in or towards satisfaction of the debts or liabilities in respect of which the lien exists.

         26.9 The Directors may retain dividends and other distributions payable or distributable on Shares in respect of which a person is entitled to become a Member in accordance with article 7 or which a person is entitled to transfer in accordance with that article until that person becomes a Member in respect of those Shares or duly transfers them.

         Distribution of specific assets
         -------------------------------

         26.10 The Directors may resolve that a dividend be satisfied either wholly or partly by the distribution of specific assets to some or all of the persons entitled to the dividend, including Paid up Shares in or debentures of the Company or Paid up Shares in or debentures of any other body corporate, and may direct that the dividend payable in respect of any particular Shares be satisfied wholly or partly by such a distribution and that the dividend payable in respect of other Shares be paid in cash.

         26.11 If a difficulty arises in regard to such a distribution, the Directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any Members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the Directors consider expedient.

27.      CAPITALISATION OR PROFITS

         27.1 The Directors may resolve that any moneys, investments or other assets:

              (a) forming part of the undivided profits of the Company;

              (b) standing to the credit of a reserve;

              (c) in the hands of the Company and available for dividend; or

              (d) representing premiums received and standing to the credit of a share premium account.

         be capitalized and applied, in any of the ways mentioned in article 27.2, for the benefit of such of the Members as would have been entitled to receive them if distributed by way of dividend and in the proportions to which those Members would have been entitled in such a distribution.

         27.2 The ways in which moneys, investments or other assets referred to in article 27.1 may be applied for the benefit of Members under that article are:

              (a) in paying any amounts (including any premium) unpaid on Shares held by Members;

              (b) in paying up in full (including any premium) unissued Shares or debentures to be issued to Members as fully Paid; or

              (c) party as mentioned in article 27.2(a) and partly as mentioned article 27.2(b).

         27.3 The Directors must do all things necessary to give effect to a resolution under article 27.1 and in particular to the extent necessary to adjust the rights of Members among themselves may:

              (a) issue fractional certificates or make cash payments in cases where Shares or debentures become issuable in fractions; and

              (b) authorize any person to make on behalf of all Members entitled to any further Shares or debentures on the capitalization, an agreement with the Company providing for the issue to them, credited as fully Paid, of any such further Shares or debentures or for the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalized.

         and any agreement made under the authority of article 27.3(b) is effective and binding on all the Members concerned.

28.      INSPECTION OF BOOKS

         28.1 Subject to the Corporations Law and any resolution of the Company in general meeting, the Directors may determine whether and to what extent and at what times and places and under what conditions and regulations the books and documents of the Company or any of them will be open to inspection by the Members and other persons.

         28.2 A Member or other person, not being a Director, has no right to inspect any of the books or documents of the company except as conferred by statute or authorized by the Directors or by a resolution of the Company in general meeting and is not entitled to require or receive any information concerning the business, trading or customers of the Company or any trade secret or secret process of or used by the Company.

29.      SERVICE OF DOCUMENTS

         29.1 A share certificate, cheque, warrant, notice or other document may be delivered or served by the Company either personally or by sending it:

              (a) in the case of a Member who does not have a registered address in Australia, by airmail post; and

              (b) in any other case, by ordinary post,

         and is at the risk of the addressee as soon as it is given or posted.

         29.2 A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder first named in the Register in respect of that Share.

         29.3 A member whose registered address is not in Australia may specify in writing an address in Australia to be deemed the Member's registered address within the meaning of article 29.

         29.4 A document sent by post is to be deemed received or served on the day next following that on which it was posted and in proving delivery or service it is sufficient to prove that the envelope or wrapper containing the document was properly addressed and stamped and was posted.

         29.5 A certificate in writing signed by a Director, Secretary or other officer of the Company that a document or its envelope or wrapper was properly addressed and stamped and was posted is conclusive evidence of those facts.

         29.6 A notice may be served by the Company on a Member or other person receiving notice under these Articles by sending it by telex or facsimile to that person at the person's registered address. A notice so sent is to be deemed served in the case of a telex, on the day following receipt by the Company of the person's answerback code after transmission of the telex and, in the case of a facsimile, on the day following production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the person's facsimile number.

         29.7 A person who by operation of law, transfer or other means becomes entitled to be registered as the holder of or to transfer a Share is bound by every notice previously given in respect of that Share.

         29.8 A document delivered to or served on a Member is, notwithstanding the death or bankruptcy of the Member and whether or not the Company has notice of it, to be deemed duly delivered or served in respect of all Shares whether held solely or jointly with other persons by the Member until another person is registered in the Member's place and to be sufficient delivery or service of the document to and on the Member's legal personal representative, trustee or assignee and if the Member is a joint holder the other joint holders.

         29.9 Subject to the Corporations Law:

              (a) if a given number of days' notice or notice extending over any other period is required to be given, the day on which the notice is to be deemed served and in case of a notice convening a meeting the day on which the meeting is to be held are to be excluded in calculating the number of days or other period;

              (b) if these Articles require or permit a notice to be given by the Company, the Directors, a Director or the Secretary, neither accidental omission to give the notice nor non-receipt of the notice invalidates the Call, meeting, resolution, procedure or matter to which the notice relates;

              (c) the signature to a written notice need not be handwritten; and

              (d) all summonses, notices, process, judgments and orders in relation to any legal proceedings by the Company or its liquidator against a Member or contributory not in Victoria may be served by certified or registered post (the foregoing provisions as to notices applying with necessary changes) and that service is to be deemed personal service.

30.      WINDING UP

         Distribution of assets
         ----------------------

         30.1 When the Company is wound up, if the assets available for distribution among the Members as such are insufficient to repay the whole of the Paid up capital, the assets must be distributed so that as nearly as may be the losses are borne by the Members in proportion to the capital Paid up or which ought to have been Paid up at the commencement of the winding up on the Shares held by them respectively.

         30.2 If in a winding up the assets available for distribution among the Members as such are more than sufficient to repay the whole of the capital Paid up at the commencement of the winding up, the excess must be distributed among the Members in proportion to the capital Paid up or which ought to have been Paid up at the commencement of the winding up on the Shares held by them respectively.

         30.3 Article 30 does not add to or detract from the rights of the holders of preference Shares or other Shares issued on special terms.

         30.4 When the Company is wound up the liquidator may with the approval of a special resolution:

              (a) distribute the whole or any part of the Company's assets (whether consisting of property of the same sort or not) in kind among some or all of the Members and for that purpose set such value as the liquidator considers fair on the property so distributed and determine how the distribution is to be carried out as between different Members or different classes of Members; and

              (b) vest the whole or any part of the Company's assets (whether consisting of property of the same sort or not) in trustees on such trusts for the benefit of some or all of the Members or some or all of any class of Members as are sanctioned by the special resolution, but a Member may not be compelled to accept any Shares in a body corporate or other securities in respect of which there is a liability.

31.      INDEMNITY

         Indemnity of officers, Auditors and agents
         ------------------------------------------

         Every officer, Auditor or agent of the Company is indemnified out of the property of the Company against any liabilities incurred by that person as an officer, Auditor or agent in defending any proceedings, whether civil or criminal, in which judgment is given in that person's favour or in which that person is acquitted or in connection with any application in relation to any such proceedings in which relief is granted under the Corporations Law to that person by the Court.